Exhibit 99.1

ELECTRONIC ARTS REPORTS

Q1 FY15 FINANCIAL RESULTS

Q1 Non-GAAP Net Revenue up 57% and Operating Income Up $246 Million Year-Over-Year
Trailing Twelve Month Operating Cash Flow Hits a Company Record High of $964 Million

REDWOOD CITY, CA - July 22, 2014 - Electronic Arts Inc. (NASDAQ: EA) today announced preliminary financial results for its first fiscal quarter ended June 30, 2014.

“It was a strong start to the year for Electronic Arts. We are committed to putting our players first and delivering the entertainment, innovation and creativity that our players want,” said Chief Executive Officer Andrew Wilson. “Through exciting new titles and fresh content in our live services, we are well-positioned to deliver on that commitment in FY15 and beyond.”

“EA delivered first quarter EPS above prior year and our guidance through a combination of revenue growth, higher gross margins and lower operating expenses,” said Chief Financial Officer Blake Jorgensen. “We have gotten off to a great start and are encouraged by the trends in our industry and business.”

News and ongoing updates regarding EA and our games are available on EA’s blog at http://ea.com/news.

Selected Financial and Operating Highlights and Metrics:
*On a non-GAAP basis

•	In EA’s fiscal Q1, gamers played more than 13.6 billion online sessions of EA games, totaling nearly 2.4 billion hours played across console, mobile and PC.

•	EA received more than 40 E3 awards: Dragon AgeTM Inquisition won more than 20 awards at E3, including Best RPG, and NHL®15 took home Best Sports Game from the E3 Game Critics.

•	Monthly active players for EA MobileTM titles reached more than 140 million in Q1.

•	Calendar year-to-date, EA continues to be the #1 publisher on PlayStation®4 and Xbox One consoles in the Western World led by FIFA 14, TitanfallTM, Battlefield 4TM, and EA SPORTSTM UFC®.

•	More than 53 million matches were played in FIFA Ultimate Team World Cup mode in the quarter, equivalent to playing over 800,000 FIFA World Cup tournaments.

•
Revenue for EA’s Ultimate Team services continued to grow in fiscal Q1, with NHL Hockey Ultimate Team growing 50%*, FIFA Ultimate Team growing nearly 80%* and Madden Ultimate Team growing over 350%* year-over-year.

•	Operating cash flow for the quarter improved $252 million versus the same period last year and hit a Company record high of $964 million on a trailing twelve month basis.

•	EA repurchased 1.4 million shares in Q1 for $50 million pursuant to the $750 million Share Repurchase Program initiated in May 2014.

•	EA reaffirmed fiscal 2015 guidance of $4.1 billion in net revenue* and $1.85 in EPS*, which reflects the launch date changes for Battlefield™ Hardline and Dragon Age Inquisition announced today.

Q1 Financial Highlights:

For the quarter, non-GAAP net revenue of $775 million was above our guidance of $700 million. Non-GAAP diluted earnings per share of $0.19 was above our guidance of ($0.05).

(in millions of $, except per share amounts)	Quarter Ended 6/30/14	Quarter Ended 6/30/13
GAAP Digital Net Revenue	$536	$482
GAAP Packaged Goods and Other Net Revenue	678	467
GAAP Total Net Revenue	$1,214	$949

Non-GAAP Digital Net Revenue	$482	$378
Non-GAAP Packaged Goods and Other Net Revenue	293	117
Non-GAAP Total Net Revenue	$775	$495

GAAP Net Income	$335	$222
Non-GAAP Net Income/(Loss)	61	(121)
GAAP Diluted Earnings Per Share	1.04	0.71
Non-GAAP Diluted Earnings/(Loss) Per Share	0.19	(0.40)

Operating Cash Flow Provided by (Used In) Operations	$4	($248)

Trailing Twelve Month (TTM) Financial Highlights:

(in millions of $)	TTM Ended 6/30/14	TTM Ended 6/30/13
GAAP Net Revenue	$3,840	$3,791
GAAP Net Income	121	119
Non-GAAP Net Revenue	4,301	3,797
Non-GAAP Net Income	716	273

Operating Cash Flow Provided by Operations	$964	$320

Business Outlook as of July 22, 2014

The following forward-looking statements, as well as those made above, reflect expectations as of July 22, 2014. Electronic Arts assumes no obligation to update these statements. Results may be materially different and are affected by many factors detailed in this release and in EA’s annual and quarterly SEC filings.

Fiscal Year 2015 Expectations - Ending March 31, 2015

•	GAAP net revenue is expected to be approximately $4.30 billion.

•	Non-GAAP net revenue is expected to be approximately $4.10 billion.

•	GAAP diluted earnings per share is expected to be approximately $1.78.

•	Non-GAAP diluted earnings per share is expected to be approximately $1.85.

•
The Company estimates a share count of 326 million for purposes of calculating fiscal year 2015 GAAP diluted earnings per share. On a non-GAAP basis, the Company estimates a share count of 324 million for purposes of calculating fiscal year 2015 diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the following from expected GAAP net income:

◦	Non-GAAP net revenue is expected to be approximately $200 million lower than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $150 million of stock-based compensation;

◦	Approximately $122 million from the loss on licensed intellectual property commitment;

◦	Approximately $69 million of acquisition-related expenses;

◦	Approximately $5 million reduction of college football settlement expenses;

◦	Approximately $22 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be approximately $140 million higher than GAAP tax expense.

Second Quarter Fiscal Year 2015 Expectations - Ending September 30, 2014

•	GAAP net revenue is expected to be approximately $965 million.

•	Non-GAAP net revenue is expected to be approximately $1.14 billion.

•	GAAP loss per share is expected to be approximately ($0.12).

•	Non-GAAP diluted earnings per share is expected to be approximately $0.50.

•
The Company estimates a share count of 314 million for purposes of calculating second quarter fiscal year 2015 GAAP diluted loss per share, and 323 million for non-GAAP diluted earnings per share. Non-GAAP shares used for computing diluted earnings per share differs from GAAP due to the inclusion of potentially dilutive equity instruments and the anti-dilutive effect of the Convertible Bond Hedge.

•	Expected non-GAAP net income excludes the following from expected GAAP net loss:

◦	Non-GAAP net revenue is expected to be approximately $175 million higher than GAAP net revenue due to the impact of the change in deferred net revenue (online-enabled games);

◦	Approximately $40 million of stock-based compensation;

◦	Approximately $18 million of acquisition-related expenses;

◦	Approximately $5 million from the amortization of debt discount; and

◦	Non-GAAP tax expense is expected to be $39 million higher than GAAP tax expense.

Conference Call and Supporting Documents

Electronic Arts will host a conference call on July 22, 2014 at 2:00 pm PT (5:00 pm ET) to review its results for the first quarter ended June 30, 2014 and its outlook for the future. During the course of the call, Electronic Arts may disclose material developments affecting its business and/or financial performance. Listeners may access the conference call live through the following dial-in number: 888-677-1083 (domestic) or 773-799-3213 (international), using the password “EA” or via webcast at http://ir.ea.com.

EA will also post a slide presentation that accompanies the call at http://ir.ea.com.

A dial-in replay of the conference call will be provided until August 5, 2014 at the following number: 866-356-3373 (domestic) or 203-369-0099 (international). A webcast replay of the conference call will be available for one year at http://ir.ea.com.

Non-GAAP Financial Measures

To supplement the Company’s unaudited condensed consolidated financial statements presented in accordance with GAAP, Electronic Arts uses certain non-GAAP measures of financial performance. The presentation of these non-GAAP financial measures is not intended to be considered in isolation from, as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP, and may be different from non-GAAP financial measures used by other companies. In addition, these non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP. The non-GAAP financial measures used by Electronic Arts include: non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income (loss), non-GAAP net income (loss), non-GAAP diluted earnings (loss) per share and non-GAAP diluted shares. These non-GAAP financial measures exclude the following items, as applicable in a given reporting period, from the Company’s unaudited condensed consolidated statements of operations:

▪	Acquisition-related expenses

▪	Amortization of debt discount

▪	Change in deferred net revenue (online-enabled games)

▪	College football settlement expenses

▪	Income tax adjustments

▪	Loss (gain) on strategic investments

▪	Loss on licensed intellectual property commitment (COGS)

▪	Restructuring charges

▪	Shares from Convertible Bond Hedge

▪	Stock-based compensation

Electronic Arts may consider whether other significant non-recurring items that arise in the future should also be excluded in calculating the non-GAAP financial measures it uses.

Electronic Arts believes that these non-GAAP financial measures, when taken together with the corresponding GAAP financial measures, provide meaningful supplemental information regarding the Company’s performance by excluding certain items that may not be indicative of the Company’s core business, operating results or future outlook. Electronic Arts’ management uses, and believes that investors benefit from referring to, these non-GAAP financial measures in assessing the Company’s operating results both as a consolidated entity and at the business unit level, as well as when planning, forecasting and analyzing future periods. The Company’s management team is evaluated on the basis of non-GAAP financial measures and these measures also facilitate comparisons of the Company’s performance to prior periods.

In addition to the reasons stated above, which are generally applicable to each of the items Electronic Arts excludes from its non-GAAP financial measures, the Company believes it is appropriate to exclude certain items for the following reasons:

Acquisition-Related Expenses. GAAP requires expenses to be recognized for various types of events associated with a business acquisition. These events include, expensing acquired intangible assets, including acquired in-process technology, post-closing adjustments associated with changes in the estimated amount of contingent consideration to be paid in an acquisition, and the impairment of accounting goodwill created as a result of an acquisition when future events indicate there has been a decline in its value. When analyzing the operating performance of an acquired entity, Electronic Arts’

management focuses on the total return provided by the investment (i.e., operating profit generated from the acquired entity as compared to the purchase price paid including the final amounts paid for contingent consideration) without taking into consideration any allocations made for accounting purposes. When analyzing the operating performance of an acquisition in subsequent periods, the Company’s management excludes the GAAP impact of any adjustments to the fair value of these acquisition-related balances to its financial results.

Amortization of Debt Discount on the Convertible Senior Notes. Under GAAP, certain convertible debt instruments that may be settled in cash on conversion are required to be separately accounted for as liability (debt) and equity (conversion option) components of the instrument in a manner that reflects the issuer’s non-convertible debt borrowing rate. Accordingly, for GAAP purposes, we are required to amortize as a debt discount an amount equal to the fair value of the conversion option as interest expense on the Company’s $632.5 million of 0.75% convertible senior notes that were issued in a private placement in July 2011 over the term of the notes. Electronic Arts’ management excludes the effect of this amortization in its non-GAAP financial measures.

Change in Deferred Net Revenue (Online-enabled Games). The majority of our software games can be connected to the Internet whereby a consumer may be able to download unspecified content or updates on a when-and-if-available basis (“unspecified updates”) for use with the original game software. In addition, we may also offer an online matchmaking service that permits consumers to play against each other via the Internet. GAAP requires us to account for the consumer’s right to receive unspecified updates or the matchmaking service for no additional fee as a “bundled” sale, or multiple-element arrangement. Electronic Arts is not able to objectively determine the fair value of these unspecified updates or online service included in certain of its online-enabled games. As a result, the Company recognizes the revenue from the sale of these online-enabled games on a straight-line basis over the estimated offering period. Electronic Arts’ management excludes the impact of the change in deferred net revenue related to online-enabled games in its non-GAAP financial measures for the reasons stated above and also to facilitate an understanding of our operations because all related costs of revenue are expensed as incurred instead of deferred and recognized ratably.

College Football Settlement Expenses. During fiscal 2014, Electronic Arts recognized a $48 million charge for expected litigation settlement and license expenses related to our college football business. This expense is excluded from our non-GAAP financial measures.

Income Tax Adjustments. The Company uses a fixed, long-term projected tax rate internally to evaluate its operating performance, to forecast, plan and analyze future periods, and to assess the performance of its management team.  Prior to April 1, 2013, a 28 percent tax rate was applied to its non-GAAP financial results.  Based on a re-evaluation of its fixed, long-term projected tax rate, beginning in fiscal year 2014, the Company has applied a tax rate of 25 percent to its non-GAAP financial results.

Loss (gain) on Strategic Investments. From time to time, the Company makes strategic investments. Electronic Arts’ management excludes the impact of any losses and gains on such investments from its non-GAAP financial measures.

Loss on Licensed Intellectual Property Commitment. During the first quarter of fiscal 2015, Electronic Arts terminated its right to utilize certain intellectual property that the Company had previously licensed and we incurred a loss of $122 million on the corresponding license commitment. This expense is excluded from our non-GAAP financial measures.

Restructuring Charges. Although Electronic Arts has engaged in various restructuring activities in the past, each has been a discrete event based on a unique set of business objectives. Each of these restructurings has been unlike its predecessors in terms of its operational implementation, business impact and scope. As such, the Company believes it is appropriate to exclude restructuring charges from its non-GAAP financial measures.

Shares from Convertible Bond Hedge.  In July 2011, the Company issued convertible senior notes that mature in July 2016 (the “Notes”) with an initial conversion price of approximately $31.74 per share.  When the quarterly average trading price of EA’s common stock is above $31.74 per share, the potential conversion of the Notes has a dilutive impact on the Company’s earnings per share.  At the time the Notes were issued, the Company entered into convertible note hedge transactions (the “Convertible Bond Hedge”) to offset the dilutive effect of the Notes.  The Company includes the anti-dilutive effect of the Convertible Bond Hedge in determining its non-GAAP dilutive shares.

Stock-Based Compensation. When evaluating the performance of its individual business units, the Company does not consider stock-based compensation charges. Likewise, the Company’s management teams exclude stock-based compensation expense from their short and long-term operating plans. In contrast, the Company’s management teams are held accountable for cash-based compensation and such amounts are included in their operating plans. Further, when considering the impact of equity award grants, Electronic Arts places a greater emphasis on overall shareholder dilution rather than the accounting charges associated with such grants.

In the financial tables below, Electronic Arts has provided a reconciliation of the most comparable GAAP financial measures to non-GAAP financial measures used in this press release.

Forward-Looking Statements

Some statements set forth in this release, including the information relating to EA’s fiscal 2015 guidance information under the heading “Business Outlook,” contain forward-looking statements that are subject to change.  Statements including words such as “anticipate,” “believe,” “estimate” or “expect” and statements in the future tense are forward-looking statements.  These forward-looking statements are preliminary estimates and expectations based on current information and are subject to business and economic risks and uncertainties that could cause actual events or actual future results to differ materially from the expectations set forth in the forward-looking statements.

Some of the factors which could cause the Company’s results to differ materially from its expectations include the following: sales of the Company’s titles; the Company’s ability to manage expenses; the competition in the interactive entertainment industry; the effectiveness of the Company’s sales and marketing programs; timely development and release of Electronic Arts’ products; the Company’s ability to realize the anticipated benefits of acquisitions; the consumer demand for, and the availability of an adequate supply of console hardware units; the Company’s ability to predict consumer preferences among competing platforms; the Company’s ability to service and support digital product offerings, including managing online security; general economic conditions; and other factors described in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2014.

These forward-looking statements are current as of July 22, 2014. Electronic Arts assumes no obligation and does not intend to update these forward-looking statements. In addition, the preliminary financial results set forth in this release are estimates based on information currently available to Electronic Arts.

While Electronic Arts believes these estimates are meaningful, they could differ from the actual amounts that Electronic Arts ultimately reports in its Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2014.  Electronic Arts assumes no obligation and does not intend to update these estimates prior to filing its Form 10-Q for the fiscal quarter ended June 30, 2014.

About Electronic Arts

Electronic Arts (NASDAQ: EA) is a global leader in digital interactive entertainment. The Company delivers games, content and online services for Internet-connected consoles, personal computers, mobile phones and tablets. EA has more than 300 million registered players around the world.

In fiscal year 2014, EA posted GAAP net revenue of $3.6 billion. Headquartered in Redwood City, California, EA is recognized for a portfolio of critically acclaimed, high-quality blockbuster brands such as The Sims™, Madden NFL, EA SPORTS™ FIFA, Battlefield™, Dragon Age™ and Plants vs. Zombies™. More information about EA is available at www.ea.com/news.

For additional information, please contact:

Rob Sison	John Reseburg
Vice President, Investor Relations	Senior Director, Corporate Communications
650-628-7787	650-628-3601
rsison@ea.com	jreseburg@ea.com

EA SPORTS, EA Mobile, Battlefield 4, Battlefield, The Sims, Dragon Age, and Plants vs. Zombies are trademarks of Electronic Arts Inc. and its subsidiaries. Titanfall is a trademark of Respawn Entertainment, LLC. UFC® and The Octagon™ are registered trademarks, trademarks, trade dress or service marks owned exclusively by Zuffa, LLC and affiliated entities in the United States and other jurisdictions. John Madden, NFL, NHL and FIFA are the property of their respective owners and used with permission. “PlayStation” is a registered trademark of Sony Computer Entertainment Inc.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Operations
(in millions, except per share data)

	Three Months Ended June 30,
	2014	2013
Net revenue
Product	$757	$543
Service and other	457	406
Total net revenue	1,214	949
Cost of revenue
Product	252	130
Service and other	115	64
Total cost of revenue	367	194
Gross profit	847	755
Operating expenses:
Marketing and sales	130	147
General and administrative	88	85
Research and development	265	278
Acquisition-related contingent consideration	(1)	7
Amortization of intangibles	3	4
Restructuring and other	—	1
Total operating expenses	485	522
Operating income	362	233
Interest and other income (expense), net	(8)	(5)
Income before provision for income taxes	354	228
Provision for income taxes	19	6
Net income	$335	$222
Earnings per share
Basic	$1.07	$0.73
Diluted	$1.04	$0.71
Number of shares used in computation
Basic	313	304
Diluted	322	312

Non-GAAP Results (in millions, except per share data)
The following tables reconcile the Company’s net revenue, gross profit, operating income, net income, earnings per share and diluted shares as presented in its Unaudited Condensed Consolidated Statements of Operations and prepared in accordance with Generally Accepted Accounting Principles (“GAAP”) to its non-GAAP net revenue, non-GAAP gross profit, non-GAAP operating income, non-GAAP net income, non-GAAP earnings per share and non-GAAP diluted shares.

	Three Months Ended June 30,
	2014	2013
Net revenue
GAAP net revenue	$1,214	$949
Change in deferred net revenue (online-enabled games)	(439)	(454)
Non-GAAP net revenue	$775	$495
Gross profit
GAAP gross profit	$847	$755
Acquisition-related expenses	14	15
Change in deferred net revenue (online-enabled games)	(439)	(454)
Loss on licensed intellectual property commitment (COGS)	122	—
Non-GAAP gross profit	$544	$316
Operating income
GAAP operating income	$362	$233
Acquisition-related expenses	16	26
Change in deferred net revenue (online-enabled games)	(439)	(454)
Loss on licensed intellectual property commitment (COGS)	122	—
College football settlement expenses	(5)	—
Restructuring and other	—	1
Stock-based compensation	29	33
Non-GAAP operating income (loss)	$85	$(161)
Net Income
GAAP Net income	$335	$222
Acquisition-related expenses	16	26
Amortization of debt discount	5	5
Change in deferred net revenue (online-enabled games)	(439)	(454)
Loss on licensed intellectual property commitment (COGS)	122	—
College football settlement expenses	(5)	—
Restructuring and other	—	1
Stock-based compensation	29	33
Income tax adjustments	(2)	46
Non-GAAP net income (loss)	$61	$(121)
Non-GAAP earnings (loss) per share
Basic	$0.19	$(0.40)
Diluted	$0.19	$(0.40)
Number of shares used in computation
Basic GAAP & Non-GAAP	313	304
Diluted GAAP	322	304
Shares from Convertible Bond Hedge	(1)	—
Diluted Non-GAAP	321	304

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Balance Sheets
(in millions)

	June 30, 2014	March 31, 2014 (a)
ASSETS
Current assets:
Cash and cash equivalents	$1,554	$1,782
Short-term investments	762	583
Receivables, net of allowances of $177 and $186, respectively	219	327
Inventories	37	56
Deferred income taxes, net	58	74
Other current assets	300	316
Total current assets	2,930	3,138
Property and equipment, net	503	510
Goodwill	1,726	1,723
Acquisition-related intangibles, net	160	177
Deferred income taxes, net	15	28
Other assets	142	140
TOTAL ASSETS	$5,476	$5,716
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$69	$119
Accrued and other current liabilities	666	781
Deferred net revenue (online-enabled games)	1,051	1,490
Total current liabilities	1,786	2,390
0.75% convertible senior notes due 2016, net	586	580
Income tax obligations	90	189
Deferred income taxes, net	85	18
Other liabilities	216	117
Total liabilities	2,763	3,294
Common stock	3	3
Paid-in capital	2,285	2,353
Retained earnings	364	29
Accumulated other comprehensive income	61	37
Total stockholders’ equity	2,713	2,422
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$5,476	$5,716
(a) Derived from audited consolidated financial statements.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Condensed Consolidated Statements of Cash Flows
(in millions)

	Three Months Ended June 30,
	2014	2013
OPERATING ACTIVITIES
Net income	$335	$222
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation, amortization and accretion	56	56
Stock-based compensation	29	33
Acquisition-related contingent consideration	(1)	7
Change in assets and liabilities:
Receivables, net	110	192
Inventories	19	1
Other assets	21	(30)
Accounts payable	(43)	(82)
Accrued and other liabilities	(84)	(195)
Deferred income taxes, net	1	2
Deferred net revenue (online-enabled games)	(439)	(454)
Net cash provided by (used in) operating activities	4	(248)
INVESTING ACTIVITIES
Capital expenditures	(27)	(29)
Proceeds from maturities and sales of short-term investments	155	133
Purchase of short-term investments	(335)	(101)
Acquisition of subsidiaries, net of cash acquired	—	(5)
Net cash used in investing activities	(207)	(2)
FINANCING ACTIVITIES
Proceeds from issuance of common stock	5	22
Excess tax benefit from stock-based compensation	12	—
Repurchase and retirement of common stock	(50)	—
Acquisition-related contingent consideration payment	—	(1)
Net cash provided by (used in) financing activities	(33)	21
Effect of foreign exchange on cash and cash equivalents	8	(7)
Decrease in cash and cash equivalents	(228)	(236)
Beginning cash and cash equivalents	1,782	1,292
Ending cash and cash equivalents	$1,554	$1,056

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY14	FY14	FY14	FY14	FY15	Change
QUARTERLY RECONCILIATION OF RESULTS
Net revenue
GAAP net revenue	949	695	808	1,123	1,214	28%
Change in deferred net revenue (online-enabled games)	(454)	345	764	(209)	(439)
Non-GAAP net revenue	495	1,040	1,572	914	775	57%
Gross profit
GAAP gross profit	755	282	291	900	847	12%
Acquisition-related expenses	15	14	16	15	14
Change in deferred net revenue (online-enabled games)	(454)	345	764	(209)	(439)
Loss on licensed intellectual property commitment (COGS)	—	—	—	—	122
Stock-based compensation	—	1	—	1	—
Non-GAAP gross profit	316	642	1,071	707	544	72%
GAAP gross profit % (as a % of GAAP net revenue)	80%	41%	36%	80%	70%
Non-GAAP gross profit % (as a % of non-GAAP net revenue)	64%	62%	68%	77%	70%
Operating income (loss)
GAAP operating income (loss)	233	(252)	(292)	344	362	55%
Acquisition-related expenses	26	(26)	20	21	16
Change in deferred net revenue (online-enabled games)	(454)	345	764	(209)	(439)
Loss on licensed intellectual property commitment (COGS)	—	—	—	—	122
College football settlement expenses	—	40	—	8	(5)
Restructuring and other	1	(2)	(1)	1	—
Stock-based compensation	33	38	40	39	29
Non-GAAP operating income (loss)	(161)	143	531	204	85	153%
GAAP operating income (loss) % (as a % of GAAP net revenue)	25%	(36%)	(36%)	31%	30%
Non-GAAP operating income (loss) % (as a % of non-GAAP net revenue)	(33%)	14%	34%	22%	11%
Net income (loss)
GAAP net income (loss)	222	(273)	(308)	367	335	51%
Acquisition-related expenses	26	(26)	20	21	16
Amortization of debt discount	5	5	6	5	5
Change in deferred net revenue (online-enabled games)	(454)	345	764	(209)	(439)
Loss on licensed intellectual property commitment (COGS)	—	—	—	—	122
College football settlement expenses	—	40	—	8	(5)
Restructuring and other	1	(2)	(1)	1	—
Stock-based compensation	33	38	40	39	29
Income tax adjustments	46	(22)	(123)	(80)	(2)
Non-GAAP net income (loss)	(121)	105	398	152	61	150%
GAAP net income (loss) % (as a % of GAAP net revenue)	23%	(39%)	(38%)	33%	28%
Non-GAAP net income (loss) % (as a % of non-GAAP net revenue)	(24%)	10%	25%	17%	8%
Diluted earnings (loss) per share
GAAP earnings (loss) per share	0.71	(0.89)	(1.00)	1.15	1.04	46%
Non-GAAP earnings (loss) per share	(0.40)	0.33	1.26	0.48	0.19	148%
Number of diluted shares used in computation*
GAAP	312	308	309	319	322
Non-GAAP	304	316	317	319	321

*Diluted EPS reflects the potential dilution from common shares issuable through stock-based compensation plans including stock options, restricted stock, restricted stock units, common stock through our ESPP, warrants, and other convertible securities using the treasury stock method. When in a loss position, all outstanding equity based instruments are excluded from the diluted loss per share calculation as their inclusion would have had an anti-dilutive effect.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY14	FY14	FY14	FY14	FY15	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Geography net revenue
North America	395	303	338	474	522	32%
International	554	392	470	649	692	25%
Total GAAP net revenue	949	695	808	1,123	1,214	28%
North America	(190)	136	352	(63)	(201)
International	(264)	209	412	(146)	(238)
Change in deferred net revenue (online-enabled games)	(454)	345	764	(209)	(439)
North America	205	439	690	411	321	57%
International	290	601	882	503	454	57%
Total Non-GAAP net revenue	495	1,040	1,572	914	775	57%
North America	42%	44%	42%	42%	43%
International	58%	56%	58%	58%	57%
Total GAAP net revenue %	100%	100%	100%	100%	100%
North America	41%	42%	44%	45%	41%
International	59%	58%	56%	55%	59%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

Net revenue composition
Packaged goods and other*	467	245	398	632	678	45%
Full game downloads	63	93	61	93	107
Extra content	209	200	185	212	225
Subscriptions, advertising and other	99	80	67	71	81
Mobile**	111	77	97	115	123
Total Digital	482	450	410	491	536	11%
Total GAAP net revenue	949	695	808	1,123	1,214	28%
Packaged goods and other*	(350)	447	657	(268)	(385)
Full game downloads	(25)	(38)	54	22	(36)
Extra content	(32)	(73)	28	31	(14)
Subscriptions, advertising and other	(38)	(18)	(1)	(2)	(1)
Mobile**	(9)	27	26	8	(3)
Total Digital	(104)	(102)	107	59	(54)
Change in deferred net revenue (online-enabled games)	(454)	345	764	(209)	(439)
Packaged goods and other*	117	692	1,055	364	293	150%
Full game downloads	38	55	115	115	71
Extra content	177	127	213	243	211
Subscriptions, advertising and other	61	62	66	69	80
Mobile**	102	104	123	123	120
Total Digital	378	348	517	550	482	28%
Total Non-GAAP net revenue	495	1,040	1,572	914	775	57%
Packaged goods and other*	49%	35%	49%	56%	56%
Full game downloads	7%	13%	8%	8%	9%
Extra content	22%	29%	23%	19%	19%
Subscriptions, advertising and other	10%	12%	8%	6%	7%

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY14	FY14	FY14	FY14	FY15	Change
Mobile**	12%	11%	12%	11%	9%
Total Digital	51%	65%	51%	44%	44%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Packaged goods and other*	24%	66%	67%	40%	38%
Full game downloads	7%	6%	7%	13%	9%
Extra content	36%	12%	14%	27%	27%
Subscriptions, advertising and other	12%	6%	4%	7%	10%
Mobile**	21%	10%	8%	13%	16%
Total Digital	76%	34%	33%	60%	62%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

*Packaged goods and other includes distribution which was previously disclosed separately.
**Handheld revenue is included within each respective category of Full game downloads, Extra content and Subscriptions, advertising and other. Handheld revenue was previously grouped with Mobile and presented as Mobile and handheld.

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY14	FY14	FY14	FY14	FY15	Change
QUARTERLY NET REVENUE PRESENTATIONS - GAAP AND NON-GAAP
Platform net revenue
Xbox One, PLAYSTATION 4	—	—	24	172	293	100%
Xbox 360, PLAYSTATION 3	494	298	425	562	543	10%
Other consoles	4	11	10	5	3	(25%)
Total consoles	498	309	459	739	839	68%
PC / Browser	298	274	210	238	231	(22%)
Mobile	113	75	97	115	123	9%
Other	40	37	42	31	21	(48%)
Total GAAP net revenue	949	695	808	1,123	1,214	28%
Xbox One, PLAYSTATION 4	—	—	368	133	(95)
Xbox 360, PLAYSTATION 3	(307)	389	282	(316)	(268)
Other consoles	—	(1)	—	(1)	—
Total consoles	(307)	388	650	(184)	(363)
PC / Browser	(123)	(76)	86	(31)	(67)
Mobile	(9)	28	27	7	(3)
Other	(15)	5	1	(1)	(6)
Change in deferred net revenue (online-enabled games)	(454)	345	764	(209)	(439)
Xbox One, PLAYSTATION 4	—	—	392	305	198	100%
Xbox 360, PLAYSTATION 3	187	687	707	246	275	47%
Other consoles	4	10	10	4	3	(25%)
Total consoles	191	697	1,109	555	476	149%
PC / Browser	175	198	296	207	164	(6%)
Mobile	104	103	124	122	120	15%
Other	25	42	43	30	15	(40%)
Total Non-GAAP net revenue	495	1,040	1,572	914	775	57%
Xbox One, PLAYSTATION 4	—	—	2%	16%	24%
Xbox 360, PLAYSTATION 3	52%	43%	53%	50%	45%
Other consoles	—	1%	1%	—	—
Total consoles	52%	44%	56%	66%	69%
PC / Browser	32%	39%	26%	21%	19%
Mobile	12%	11%	12%	10%	10%
Other	4%	6%	6%	3%	2%
Total GAAP net revenue %	100%	100%	100%	100%	100%
Xbox One, PLAYSTATION 4	—	—	25%	34%	26%
Xbox 360, PLAYSTATION 3	38%	66%	45%	27%	35%
Other consoles	1%	1%	1%	—	—
Total consoles	39%	67%	71%	61%	61%
PC / Browser	35%	19%	19%	23%	21%
Mobile	21%	10%	8%	13%	15%
Other	5%	4%	2%	3%	3%
Total Non-GAAP net revenue %	100%	100%	100%	100%	100%

ELECTRONIC ARTS INC. AND SUBSIDIARIES
Unaudited Supplemental Financial Information and Business Metrics
(in millions, except per share data)

	Q1	Q2	Q3	Q4	Q1	YOY %
	FY14	FY14	FY14	FY14	FY15	Change
CASH FLOW DATA
Operating cash flow	(248)	(6)	685	281	4	102%
Operating cash flow - TTM	320	342	664	712	964	201%
Capital expenditures	29	24	28	16	27	(7%)
Capital expenditures - TTM	104	103	106	97	95	(9%)
BALANCE SHEET DATA
Cash and cash equivalents	1,056	1,090	1,746	1,782	1,554	47%
Short-term investments	355	328	324	583	762	115%
Cash and cash equivalents, and short-term investments	1,411	1,418	2,070	2,365	2,316	64%
Receivables, net	120	594	526	327	219	83%
Inventories	41	58	55	56	37	(10%)
Deferred net revenue (online-enabled games)
End of the quarter	590	935	1,699	1,490	1,051	78%
Less: Beginning of the quarter	1,044	590	935	1,699	1,490
Change in deferred net revenue (online-enabled games)	(454)	345	764	(209)	(439)
STOCK-BASED COMPENSATION
Cost of revenue	—	1	—	1	—
Marketing and sales	7	6	7	6	4
General and administrative	6	8	8	10	9
Research and development	20	23	25	22	16
Total stock-based compensation	33	38	40	39	29